SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2008, Simmons Company’s subsidiaries, Simmons Bedding Company (“Simmons Bedding”), THL-SC Bedding Company and certain subsidiaries of Simmons Bedding party to its senior credit facility (together with Simmons Bedding, the “Credit Parties”), entered into the Second Forbearance Agreement; Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement and First Amendment to the Pledge and Security Agreement (the “Second Forbearance Agreement”) with its senior lenders and Deutsche Bank AG (“Agent”), as a senior lender and administrative agent for the senior lenders, at terms previously disclosed in Item 8.01 of the Form 8-K dated December 8, 2008.  The final version of the Second Forbearance Agreement is filed with this Form 8-K as Exhibit 10.1, and its contents are incorporated by reference into this Item 1.01.

Item 8.01  Other Events

On December 9, 2008 and December 10, 2008, Simmons Bedding issued press releases announcing that it had reached an agreement with its senior lenders to extend the current forbearance period to March 31, 2009, subject to the terms of such agreement.  The press releases are filed with this Form 8-K as Exhibit 99.1, and its contents are incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1           Second Forbearance Agreement; Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement and First Amendment to the Pledge and Security Agreement
99.1           Press Release dated December 9, 2008
99.2           Press Release dated December 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	December 10, 2008